99.1 Consolidated Financial Statements A.B. Dick Company Years ended December 31, 2003, 2002, and 2001 With Report of Independent Auditors

A.B. Dick Company

Consolidated Financial Statements

Years ended December 31, 2003, 2002, and 2001

Report of Independent Auditors

To the Stockholders
A.B. Dick Company

We have audited the accompanying consolidated balance sheets of A.B. Dick Company as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholder’s equity (deficit), and cash flows for each of the three years in the period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of A.B. Dick Company at December 31, 2003 and 2002, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that A.B. Dick Company will continue as a going concern. As more fully described in Note 2, the Company has experienced severe liquidity shortages and on July 13, 2004, A.B. Dick, its Parent Company (Paragon) and two other affiliated companies of Paragon, filed voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

As explained in Note 4 to the financial statements, effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142.

November 5, 2004

A.B. Dick Company

Consolidated Balance Sheets

	December 31
	2003	2002
	(Dollars in Thousands)
Assets
Current assets:
Cash and cash equivalents	$1,731	$1,183
Accounts receivable, less allowances of $1,841 in 2003 and $1,986 in 2002	27,272	26,705
Inventories	24,770	28,497
Other current assets	1,034	852

Total current assets	54,807	57,237

Property, plant, and equipment, net	4,008	5,102
Other assets	176	308

	$58,991	$62,647

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$22,199	$23,342
Deferred service revenue	13,518	14,515
Accrued compensation	3,480	4,242
Due to affiliate	-	282
Due to parent company	13,940	10,801
Accrued other	6,782	9,994
Current portion of long-term debt	449	709

Total current liabilities	60,368	63,885

Other long-term debt	313	446
Retirement obligations	2,935	6,542
Other long-term liabilities	1,478	3,251

Stockholders’ equity (deficit):
Common stock, $0.01 par value, authorized 1,000,000 shares, issued and outstanding 1,500 shares	-	-
Paid-in capital	51,050	51,050
Retained earnings (deficit)	(57,396)	(61,118)
Accumulated other comprehensive income (loss)	243	(1,409)

Total stockholders’ equity (deficit)	(6,103)	(11,477)

	$58,991	$62,647

See notes to consolidated financial statements.

A.B. Dick Company

Consolidated Statements of Operations

	Years ended December 31
	2003	2002	2001
	(Dollars in Thousands)
Net revenue
Equipment and supplies	$136,984	$137,877	$145,377
Service	57,695	63,218	66,036

	194,679	201,095	211,413
Cost of revenue:
Equipment and supplies	106,856	107,619	117,571
Service	41,149	44,050	45,634

	148,005	151,669	163,205

Gross profit:
Equipment and supplies	30,128	30,258	27,806
Service	16,546	19,168	20,402

	46,674	49,426	48,208

Costs and expenses
Sales and marketing expenses	22,567	23,415	24,363
General and administrative expenses	17,527	18,354	22,793
General and administrative expenses from Parent Company	324	1,032	1,740
Research and development	2,075	2,824	3,518
Depreciation and amortization	2,854	3,649	5,890
Acquisition, relocation, and severance charges (credits)	(100)	271	5,858
Goodwill and fixed asset impairment charges (credits)	-	(196)	35,715
Unusual and nonrecurring charges (credits)	(3,931)	-	-

	41,316	49,349	99,877

Operating income (loss)	5,358	77	(51,669)

Interest income	-	-	29
Interest expense	(82)	(126)	(346)
Interest expense from Parent Company	(2,263)	(2,012)	(4,091)
Other income (expense), net	750	(442)	(52)

Income (loss) before income taxes and cumulative effect of change in accounting principle	3,763	(2,503)	(56,129)
Income tax expense (benefit)	41	-	(665)

Income (loss) before cumulative effect of change in accounting principle	3,722	(2,503)	(55,464)
Cumulative effect of change in accounting principle	-	1,604	-

Net income (loss)	$3,722	$(899)	$(55,464)

See notes to consolidated financial statements.

A.B. Dick Company

Consolidated Statements of Stockholders’ Equity (Deficit)

				Accumulated
			Retained	Other
	Common	Paid-in	Earnings	Comprehensive
	Stock	Capital	(Deficit)	Income (Loss)	Total
	(Dollars in Thousands)

Balance at January 1, 2001	$-	$51,050	$(4,755)	$(1,182)	$45,113
Comprehensive loss:
Net loss	-	-	(55,464)	-	(55,464)
Foreign currency translation
Adjustment	-	-	-	(360)	(360)

Total comprehensive loss					(55,824)

Balance at December 31, 2001	-	51,050	(60,219)	(1,542)	(10,711)
Comprehensive loss:
Net loss	-	-	(899)	-	(899)
Foreign currency translation
Adjustment	-	-	-	133	133

Total comprehensive loss					(766)

Balance at December 31, 2002	-	51,050	(61,118)	(1,409)	(11,477)
Comprehensive income:
Net income	-	-	3,722	-	3,722
Foreign currency translation
Adjustment	-	-	-	1,652	1,652

Total comprehensive income					5,374

Balance at December 31, 2003	$-	$51,050	$(57,396)	$243	$(6,103)

See notes to consolidated financial statements.

A.B. Dick Company

Consolidated Statements of Cash Flows

	Years ended December 31
	2003	2002	2001
	(Dollars in Thousands)
Operating activities
Net income (loss)	$3,722	$(899)	$(55,464)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Termination of Multigraphics retiree life insurance plan	(2,926)	-	-
Termination of AM International, Inc. outside directors’ retirement plan	(225)	-	-
Cumulative effect of change in accounting principle	-	(1,604)	-
Goodwill and long-lived asset impairment loss (gain on sale)	-	(196)	35,715
Depreciation and amortization	2,854	3,649	5,890
Changes in operating assets and liabilities:
Decrease in accounts receivable	363	918	5,937
Decrease in inventory	3,985	3,682	7,937
Decrease in other assets	41	980	435
(Decrease) increase in accounts payable	(1,446)	1,477	(6,793)
Decrease in other liabilities	(5,154)	(2,576)	4,538
Other, net	12	460	140

Net cash provided by (used in) operating activities	1,226	5,891	(1,665)

Investing activities
Purchases of property, plant, and equipment	(636)	(700)	(1,151)
Proceeds from the sale of equipment	74	453	454
Other	-	-	(231)

Net cash used in investing activities	(562)	(247)	(928)

Financing activities
Borrowings from (payments to) Parent Company	552	(4,623)	1,273
Principal payments on long-term borrowings	(677)	(1,066)	(1,012)

Net cash (used in) provided by financing activities	(125)	(5,689)	261
Effect of exchange rate on cash	9	(421)	2

Increase (decrease) in cash and cash equivalents	548	(466)	(2,330)
Cash and cash equivalents at beginning of year	1,183	1,649	3,979

Cash and cash equivalents at end of year	$1,731	$1,183	$1,649

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$107	$155	$231

Income taxes	$-	$-	$142

See notes to consolidated financial statements.

1. Organization and Basis of Presentation

A.B. Dick Company (hereinafter referred to as the Company or A.B. Dick) is a wholly owned subsidiary of Paragon Corporate Holdings Inc. (hereinafter referred to as Paragon or the Parent Company). As of December 31, 2003, N.E.S. Investment Co. owns 85% of the Parent Company. The Company is engaged in the manufacture, sale, distribution, and service of offset presses and digital platemaking systems and related supplies for the graphic arts and printing industries.

Through its revolving credit facility and cash balances, the Parent Company partially funds the operating activities of the Company. The Company recorded receipts from and payments to the Parent Company in Due to Parent Company which is included in current liabilities.

The consolidated statements of operations include all of the Parent Company’s corporate general and administrative expenses and net interest expense to reflect the services, benefits and costs of capital received by the Company as the Parent Company’s only subsidiary. The corporate expenses primarily consist of chairman and directors fees, directors and officers’ insurance coverage, legal, audit and consulting fees, and corporate franchise and registration fees. The Parent Company corporate expenses are reported in general and administrative expenses in the consolidated statements of operations. These aforementioned Parent Company expenses are recorded through the Due to Parent Company account on the Consolidated Balance Sheets.

The activity in the Due to Parent Company account through December 31, 2003 consisted of:

Balance at December 31, 2000	$5,276
Net cash transfers (to) from Parent Company	1,273
Corporate expense allocation	1,740
Interest expense allocation	4,091

Balance at December 31, 2001	12,380
Net cash transfers (to) from Parent Company	(4,623)
Corporate expense allocation	1,032
Interest expense allocation	2,012

Balance at December 31, 2002	10,801
Net cash transfers (to) from Parent Company	552
Corporate expense allocation	324
Interest expense allocation	2,263

Balance at December 31, 2003	$13,940

2. Voluntary Petitions Under Chapter 11 of U.S. Bankruptcy Code and Subsequent Events

During 2003 and the first half of 2004, the Company experienced revenue declines in its service business of 8.7% and 6.0%, respectively, due primarily to lower contract sales for older press equipment. These service revenue declines adversely affected the Company’s liquidity and by the end of the first quarter of 2004 the Company lacked sufficient cash and liquidity resources needed to purchase inventory to support ongoing equipment, supplies, and parts revenues. Conditions worsened by the end of the second quarter of 2004 and as a result, on July 13, 2004, A.B.

2. Voluntary Petitions Under Chapter 11 of U.S. Bankruptcy Code and Subsequent Events (continued)

Dick, its Parent Company, and two other affiliated companies of Paragon, filed voluntary petitions for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code in the United State Bankruptcy Court for the District of Delaware. During the Chapter 11 process, A.B. Dick continues to manufacture and deliver products and provide services to customers as usual. The Chapter 11 filings do not include the Company’s subsidiaries in Canada and the United Kingdom.

Concurrent with the Chapter 11 filings, A.B. Dick signed an agreement with Presstek, Inc., (Presstek) of Hudson, New Hampshire under which Presstek would acquire substantially all of the assets of A.B. Dick in accordance with Section 363 of the U.S. Bankruptcy Code (Section 363) for a total consideration of $40,000. Under the provisions of Section 363, Presstek was positioned as a “stalking horse,” i.e., the original bidder, in an auction process in which Presstek’s offer set the floor for other bids.

The Company received two other competing offers and in early November 2004 an auction was held with the bankruptcy court ruling that the Presstek offer, as revised, was declared to be the highest and best bid. The revised Presstek offer was for a total consideration of $40,000 plus the assumption of certain contract, payroll and employee health insurance liabilities of the Company. Presstek’s offer contained certain conditions which were required to be met at closing, among other things, minimum levels of working capital and net assets. The Company met these closing conditions and on November 5, 2004 the sale was completed.

To fund ongoing operating expenses and other working capital requirements through the closing of the sale, the Company obtained a $7,000 debtor-in-possession (DIP) credit facility provided by Presstek and the Company’s current lender, Key Bank (see Note 11).

3. Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its majority owned subsidiaries. All intercompany accounts and transactions have been eliminated.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The Company continually evaluates accounts receivable and establishes an allowance for doubtful accounts based on a combination of specific customer circumstances, credit conditions and historical write-offs and collections. The

3. Significant Accounting Policies (continued)

Company will write an account receivable off based on the likelihood of collecting the outstanding balance. The Company does not accrue interest or require collateral on trade receivables.

Inventories

Domestic inventories, which represent approximately 69% and 74% of total consolidated inventory at December 31, 2003 and 2002, respectively, are determined on the last-in, first-out (LIFO) basis and foreign inventories are determined on the first-in, first-out (FIFO) basis.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, accounts receivables, and accounts payable approximate fair value due to the short maturity of these instruments. Management believes the carrying amount of the long-term debt recorded on the Parent Company’s books, as discussed in Note 10, approximates its fair value at December 31, 2003 and 2002.

Derivative Financial Instruments

The Company is required to recognize all derivative financial instruments as either assets or liabilities at fair value. Derivative instruments that are not hedges must be adjusted to fair value through net income. Changes in the fair value of derivative instruments that are classified as fair value hedges are offset against changes in the fair value of hedged assets, liabilities, or firm commitments, through net income. The ineffective portions of a derivative instrument’s change in fair value are immediately recognized in net income.

At December 31, 2003 and December 31, 2001, the Company had no foreign currency forward contracts outstanding. At December 31, 2002, the Company had one foreign currency forward contract outstanding with a contractual amount of $750 that matured in 2003. At December 31, 2000, the Company had one foreign currency forward contract outstanding with a contractual amount of $1,187 that matured in 2001. There was no material financial impact as a result of these forward contract maturities.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and accounts receivable. Concentrations of credit risk with respect to accounts receivable are limited due to the large number of entities comprising the Company’s customer base.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost. Repair and maintenance costs are expensed as incurred. Depreciation is computed using the straight-line method based on the expected useful lives of the assets, which are as follows:

3. Significant Accounting Policies (continued)

Building and improvements	15 to 40 years
Machinery and equipment	3 to 18 years
Rental equipment	3 years

Impairment of Long-Lived Assets

Impairment of long-lived assets is recognized when events or changes in circumstances indicate that the carrying amount of the asset, or related groups of assets, may not be recoverable and the Company’s estimate of undiscounted cash flows over the assets remaining estimated useful life are less than the assets carrying value. Measurement of the amount of impairment may be based on appraisal, market values of similar assets or estimated discounted future cash flows resulting from the use and ultimate disposition of the asset.

Revenue Recognition

The Company recognizes revenues upon shipment of its equipment and products. The Company also receives advance payments for service contracts and recognizes income on a straight line basis over the contract term as service is provided. Deferred revenues are recorded on the balance sheet related to these advance payments. Net revenue includes external freight billed to customers and the related costs are included in cost of revenue.

Product Warranty

The Company offers a three month to one year warranty for all of its equipment products (press, post-press equipment, and electronic equipment). The specific terms and conditions of those warranties vary depending upon the product sold and country in which the Company does business. The Company estimates the costs that may be incurred under its basic limited warranty and records a liability (included in accrued other on the balance sheet) in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of installed units, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Company’s warranty liability during 2003, 2002, and 2001 are as follows:

	2003	2002	2001

Balance, January 1	$941	$892	$778
Provisions for warranty	77	330	592
Claims paid	(286)	(281)	(478)

Balance, December 31	$732	$941	$892

Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2003, 2002, and 2001 amounted to $1,707, $1,793 and $3,110, respectively.

3. Significant Accounting Policies (continued)

Research and Development Costs

The Company expenses all engineering, research and development costs as incurred.

Foreign Currency Translation

The assets and liabilities of the Company’s foreign subsidiaries are translated at current exchange rates, while revenue and expenses are translated at average rates prevailing during the period. The effects of exchange rate translation fluctuations have been reported in other comprehensive income. Gains and losses from foreign currency transactions are included in net income (loss). Foreign currency exchange gains for the year ended December 31, 2003 were $358. Foreign currency exchange gains (losses) for the years ended December 31, 2002 and 2001 were not material.

Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) at December 31, 2003 and 2002 of $243 and ($1,409), respectively, consists entirely of foreign currency translation adjustments.

Use of Estimates

The presentation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of any contingent assets or liabilities, at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Management determined that certain reserves established in previous years relating to insurance, inventory and taxes were no longer required. Accordingly, in 2003, 2002, and 2001, reserves of $1,466, $1,470 and $0, respectively, were reversed and included in the statement of operations as a reduction of general and administrative expenses and cost of revenue.

Recent Accounting Pronouncements

On May 19, 2004, the Financial Accounting Standards Board (FASB) issued FASB Staff Position (FSP) 106-2, Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the Act), that provides guidance on accounting for the effects of the Act for employers that sponsor postretirement health care plans that provide drug benefits. This FSP, which supersedes FSP 106-1, also requires employers to provide certain disclosures regarding the effect of the federal subsidy provided by the Act.

The FSP is effective for the first interim or annual period beginning after June 15, 2004. For nonpublic entities that sponsor one or more defined benefit postretirement health care plans that provide prescription drug coverage, provided that each plan does not exceed 100 participants, the FSP is effective for fiscal years beginning after December 31, 2004. Earlier application of this FSP is encouraged. The Company has not determined the impact that the FSP will have on the Company’s consolidated financial position or results of operations.

4. Accounting Changes

In June 2001, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. The provisions of SFAS No. 141 require the purchase method of accounting for all business combinations completed after June 30, 2001. SFAS No. 142 was effective January 1, 2002 and applies to all goodwill and other intangible assets recognized in the Company’s balance sheet at that date. Under SFAS No. 142, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests. Other intangible assets will continue to be amortized over their useful lives.

SFAS No. 141 also requires that any unamortized deferred credits (negative goodwill) arising from prior business combinations be recognized in results of operations as a cumulative effect of a change in accounting principle upon the adoption of SFAS No. 142. At January 1, 2002, the Company had a $1,604 unamortized deferred credit arising from the Parent Company’s acquisition of the Company recorded in other long-term liabilities. During 2002, the Company recognized $1,604 in its results of operations as the cumulative effect of a change in accounting principle.

5. Acquisitions

On January 27, 2000, the Company completed the acquisition of all the outstanding common stock of Multigraphics, Inc. (Multigraphics), a supplier of high quality pre-press, press and post-press equipment, supplies, and technical services to the printing industry. The acquisition of Multigraphics was accounted for as a purchase. The aggregate purchase price was $12,500 including expenses of the transaction. The excess of purchase price over net assets acquired was assigned a value of approximately $36,100 to be amortized over 30 years. The Company has no goodwill or intangible assets as of December 31, 2003 or 2002 as a result of a $33,800 goodwill impairment charge recognized in 2001.

In connection with the acquisition of Multigraphics, the Company has incurred, expensed, and paid $3,100 of restructuring costs which are comprised primarily of employee termination and relocation costs. Employee termination and other costs pertaining to the acquisition of Multigraphics aggregated $5,600 and were included in the purchase price. Since the acquisition, amounts paid and charged against this liability total $5,000 of which $1,400, $700, and $800 occurred in 2003, 2002 and 2001, respectively. The $600 remaining liability relates to future lease payments on an unused distribution center.

Since the acquisition of Multigraphics in January 2000, the Company has seen a continuing decline in the overall printing industry in North American and European markets. As a result, the Company has experienced significant reductions in revenues and margins in its equipment, supply, and service businesses. Consequently, in December 2001, the company determined that the goodwill associated with the acquisition of Multigraphics was impaired based on an analysis of projected undiscounted cashflows, which were no longer deemed adequate to support the value of goodwill. Accordingly, $33,800 of goodwill was written off in 2001 under the provisions of FAS No. 121.

6. Unusual and Nonrecurring Charges (Credits), Net

The components of unusual and nonrecurring charges (credits), net are as follows:

	2003	2002	2001
Termination of Multigraphics’ retiree life insurance plan	$(2,926)	$-	$-
Multigraphics’ insurance refund	(780)	-	-
Termination of AM International, Inc. directors’ retirement plan	(225)	-	-

Unusual and nonrecurring charges (credits), net	$(3,931)	$-	$-

With the acquisition of Multigraphics, the Company provided life insurance benefits to retirees of the former Multigraphics, Inc. Effective December 31, 2003, the Company terminated the life insurance benefit for all Multigraphics retirees, except those union retirees covered under a collective bargaining agreement. As a result, the Company was relieved of a $2,926 liability, which was recognized as income in 2003. At December 31, 2003, the Company maintains a $251 long term liability related to the union retirees life insurance plan.

In 2003, the Company recognized $780 of income from a refund on a previously expired Multigraphics, Inc. employee life insurance plan.

Effective January 1, 2003, the Company terminated the retirement plan of the outside directors of AM International, Inc. (the predecessor name of Multigraphics, Inc.). Upon termination of the Plan, the Company recognized income of $225.

7. Other Income (Expense), Net

In 2003, the Company was informed that a Multigraphics mutual life insurance policy was being converted to common stock. As a result of the policy demutualization, the Company received common stock shares in Principal Financial Group. The common stock shares were subsequently sold and the $601 net cash receipts, after brokerage costs, were recognized as other income (expense) in 2003.

8. Acquisition, Relocation, and Severance Charges (Credits)

At December 31, 2000, the Company accrued a liability for severance and exit costs related to the acquisition and merger with Multigraphics. The activity through December 31, 2003 consisted of:

Balance at December 31, 2000	$2,796
Severance and exit charges recorded in 2001	5,858
Cash payments made in 2001	(2,380)

Balance at December 31, 2001	6,274
Severance and exit charges recorded in 2002	271
Cash payments made in 2002	(3,481)

Balance at December 31, 2002	3,064
Severance charges (credits) recorded in 2003	(100)
Cash payments made in 2003	(2,043)

Balance at December 31, 2003	$921

8. Acquisition, Relocation, and Severance Charges (Credits) (continued)

The acquisition, relocation and severance charges are included in accrued other and other long-term liabilities.

In 2002, the Company sold off a portion of fixed assets written off in 2001 resulting in a gain of $196.

During 2001, the Company committed to plans to close the Niles, IL manufacturing facility and transfer the analog press manufacturing to Rochester, NY to further reduce costs. In addition, the Company ceased its Maarssen Distributor Group and European Logistics operations. These actions resulted in charges of $1,915 for fixed asset impairment losses at the Niles, IL facility, $3,100 for severance accruals and $2,800 for other facility closing costs. The Company also wrote down certain portions of its analog press inventory by approximately $1,000, as a result of the Company’s decision to close the Niles, IL facility and reduce product offerings. This inventory write-down is included in cost of revenue.

9. Inventories

Inventories are summarized as follows:

	December 31
	2003	2002
Raw materials and work in process	$3,760	$5,065
Finished goods	23,538	25,517
Less LIFO reserve	(2,528)	(2,085)

	$24,770	$28,497

Reserves are provided on the above amounts for excess supply and to the extent necessary to value inventory at the lower of cost or market, which amounted to $12,129 and $11,115 at December 31, 2003 and 2002, respectively. Provisions for excess and obsolete inventories for the years ended December 31, 2003, 2002, and 2001 were $2,223, $2,185 and $4,455, respectively.

10. Property, Plant, and Equipment

Property, plant, and equipment is summarized as follows:

	December 31
	2003	2002
Buildings and improvements	$3,297	$3,163
Machinery and equipment	11,195	11,162
Rental equipment	2,211	2,212

	16,703	16,537
Less accumulated depreciation	12,695	11,435

	$4,008	$5,102

Depreciation expense for the years ended December 31, 2003, 2002, and 2001 was $2,134, $2,681 and $3,588, respectively. These amounts differ from the consolidated statements of cash flows primarily due to the depreciation of demonstration equipment that is included in inventory and depreciated over its estimated useful life.

11. Financing Arrangements

The Company’s debt obligations are comprised of the following:

	December 31
	2003	2002
Capital lease obligations	$737	$1,087
Other	25	68

Total debt	762	1,155
Less current portion	449	709

Total long-term debt	$313	$446

As discussed in Note 2, on July 13, 2004, the Company entered into a $7,000 debtor-in-possession (DIP) facility provided by Presstek and Key. Availability under the DIP facility is equal to the sum of (i) 80% of the eligible accounts receivable other than accounts receivable related to billings from prepaid service contracts, plus (ii) 50% of eligible accounts receivable from billing of prepaid service contracts, plus (iii) 60% of the eligible inventory (capped at $15,000), plus 60% of the lesser of $2,500 or the Company’s pre-paid inventory, less (iv) reserves and outstanding letters of credit. Borrowings under the DIP facility are secured by liens on accounts receivable and inventory of the Company and the stock of the Company’s investment in its Canadian and United Kingdom subsidiaries. Interest under the DIP facility is charged at the lesser of 3% or Key’s prime rate minus 1%. In addition, a fee of 1/2% per annum is charged on the unused portion of the DIP facility. The DIP facility contained minimum revenue covenants for each of the months of July 2004, August 2004 and September 2004, which the Company met. In connection with the sale of the Company on November 5, 2004, the DIP facility was paid in full.

Obligations of Parent Company

The following obligations are obligations of the Parent Company which have not been included in the A.B. Dick financial statements, however, the related interest expense has been allocated to A.B. Dick:

Revolving Credit Facilities

At December 31, 2002, the Parent Company and Key Corporate Capital Inc. (Key) were parties to a revolving credit facility and security agreement amended in July 2002, which provided the Parent Company a revolving line of credit of up to $28,000 (the Credit Agreement). At December 31, 2002, $20,400 was outstanding under the Credit Agreement, which were secured by liens on accounts receivable and inventory of A.B. Dick pursuant to separate credit guaranty and security agreements between Key and A.B. Dick. The availability under the

11. Financing Arrangements (continued)

Credit Agreement ($1,500 at December 31, 2002) was equal to the sum of (i) 80% of the eligible accounts receivable, plus (ii) 60% of the eligible inventory (capped at $15,000), less (iii) $4,000, less (iv) reserves and outstanding letters of credit. The Credit Agreement contains certain financial and other covenants which, among other things, establish minimum EBITDA and fixed charge ratios. At December 31, 2001, the Parent Company was in violation of its minimum EBITDA covenant for which it received a waiver in connection with the July 2002 amendment. At December 31, 2002, the Parent Company was in violation of its minimum EBITDA and fixed charge ratio covenants for which it received waivers in connection with an amendment executed in February 2003 as discussed below. At December 31, 2002, the Company was charged interest at Key’s prime rate plus 100 basis points. A fee of 3/8% per annum was charged on the unused portion of the Credit Agreement. At December 31, 2002, there were $1,700 letters of credits outstanding. The weighted average interest rate for this facility was 7.9% at December 31, 2002.

In February 2003, the Credit Agreement was amended to: (A) lower the revolving credit line to $26,500; (B) redefine the availability under the Credit Agreement to be equal to the sum of (i) 80% of the eligible accounts receivable other than accounts receivable related to billings from prepaid service contracts, plus (ii) 50% of eligible accounts receivable from the billing of prepaid service contracts, plus (iii) 60% of the eligible inventory (capped at $15,000), less (iv) reserves and outstanding letters of credit; (C) set financial covenants of EBITDA and fixed charge, debt service, and leverage ratios; (D) increase the interest rate on borrowings to Key’s prime rate plus 150 basis points; (E) increase to 1% the fee charged for the unused portion of the Credit Agreement, and (F) extended the maturity of the Credit Agreement to April 15, 2004. For this amendment, the Parent Company paid an amendment fee of $500. At December 31, 2003, there was $22,500 of borrowings and $1,300 of letters of credit outstanding under the Credit Agreement. There was no availability at December 31, 2003. The weighted average interest rate for this facility was 5.7% at December 31, 2003. At December 31, 2003, the Parent Company was in violation of several financial covenants for which it received a waiver through April 2004 in connection with an amendment executed in March 2004. The March 2004 amendment extended the maturity date to July 14, 2004 and established new financial covenants through July 2004. Between March 2004 and July 2004, the Credit Agreement was further amended to permit total revolving loans and outstanding letters of credit to exceed availability by up to $3,500.

Series B Senior Notes

On April 1, 1998, the Parent Company issued $115,000 of 9-5/8% Senior Notes due 2008 (Senior Notes). The Senior Notes are unsecured obligations of the Parent Company and prior to the sale of the Company on November 5, 2004 were guaranteed by the Company. In August 2001, the Parent Company redeemed $109,220 of its Senior Notes for a cash payment of $34,500 and $25,000 of new noninterest bearing notes payable (see Notes Payable). The cash payment was funded from cash balances of the Parent Company.

At December 31, 2003, 2002, and 2001, the Parent Company has outstanding $5,780 of 9-5/8% Senior Notes. The Senior Notes continue to require a semi-annual interest payment on October 1 and April 1 in arrears; however, the Senior Notes indenture has been amended whereby substantially all of the restrictive covenants have been eliminated.

11. Financing Arrangements (continued)

The Series B Senior Notes are unsecured claims against the estate of the Parent Company in the Chapter 11 Bankruptcy process described in Note 2.

Notes Payable

At December 31, 2003, 2002, and 2001, the Parent Company has outstanding $25,000 of noninterest bearing notes. The Notes Payable are unsecured obligations of the Parent Company and prior to the sale of the Company on November 5, 2004 were guaranteed by the Company. These noninterest bearing notes are payable only upon the occurrence of certain events as defined under the terms of the notes and are convertible to an equity interest in the Parent Company at the option of the holders of a majority of the notes.

The Notes Payable are unsecured claims against the estate of the Parent Company in the Chapter 11 Bankruptcy process discussed in Note 2. The Parent Company has commenced an action in the Bankruptcy Court seeking equitable subordination and recharacterization of the Notes Payable.

12. Lease Commitments

The Company leases certain facilities and equipment, which generally provide that the Company pay the insurance, maintenance and property taxes related to the leases. In the normal course of business, the Company expects that, as leases expire, they will be renewed or replaced by other leases. The leases, the last of which is scheduled to expire in 2008, generally provide for renewal options and various escalation clauses. As of December 31, 2003, minimum lease payments under capitalized leases and non-cancelable operating leases are as follows:

	Capital	Operating
	Leases	Leases

Year ending December 31:
2004	$473	$3,926
2005	234	2,512
2006	73	1,202
2007	13	640
2008	7	310

Total minimum lease payments	800	$8,590

Imputed interest	63

Present value of minimum lease payments (including current portion of $427)	$737

Assets held under capitalized leases and included in machinery and equipment were $757 and $652, net of accumulated amortization of $2,052 and $2,718 at December 31, 2003 and 2002, respectively. Amortization of these assets is included in depreciation expense in the statement of operations. During 2003 and 2002, the Company incurred capital lease obligations of $218 and $451, respectively, for the acquisition of equipment.

12. Lease Commitments (continued)

The Company leases its headquarters facility from an affiliate of the Parent Company. The lease expires in 2008 and requires monthly rental payments of approximately $40, has one five-year renewal option and provides for rental increases of 3% per year.

Rental expense paid under the terms of the lease for the years ended December 31, 2003, 2002, and 2001 were $438, $469 and $475 respectively.

13. Income Taxes

On March 14, 2000, the Parent Company elected C Corporation status for United States income tax purposes effective January 1, 2000.

The provision for income taxes is calculated in accordance with SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred income taxes using the liability method. The Company’s operations will be included in the consolidated income tax returns filed by N.E.S. Investment Company which includes Paragon Corporate Holdings, Inc. Income tax expense in the Company’s consolidated statement of operations is calculated on a separate tax return basis as if the Company had operated as a stand-alone entity. The Company has subsidiaries located in the United Kingdom and Canada, which are subject to income taxes in their respective countries. For the years ended December 31, 2003 and 2002, the Company paid no foreign income taxes. For the year ended December 31, 2001, the Company paid $142 of foreign income taxes.

Income (loss) from operations before income taxes and cumulative effect of change in accounting principle consists of the following:

		December 31
	2003	2002	2001

United States	$2,428	$(3,646)	$(51,900)
Foreign	1,335	1,143	(4,229)

	$3,763	$(2,503)	$(56,129)

Income tax benefit (expense) for 2003, 2002, and 2001 was ($41), $0 and $665, respectively.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The net operating loss and the alternative minimum tax (AMT) credit carryforwards of $371,171 principally resulted from the Company’s acquisition of Multigraphics. Utilization of the acquired carryforwards are statutorily limited by Section 382 limitations imposed by the Internal Revenue Code, as amended, and the regulations thereunder. The net operating loss carryforwards expire from 2007 through 2022. Where the Company has determined that it is more likely than not that the net deferred tax assets will not be realized, a valuation allowance has been established.

13. Income Taxes (continued)

Significant components of the Company’s deferred income tax assets and liabilities are as follows:

	December 31
	2003	2002
Deferred income tax assets:
Accrued liabilities	$2,464	$6,245
Capitalized research and development	726	871
Property, plant, and equipment	2,160	2,539
AMT credit carryforward	1,800	1,800
Net operating loss carryforward	128,037	126,171
Other	1,508	1,863

	136,695	139,489
Valuation allowance	(130,666)	(133,422)

Total deferred income tax assets	6,029	6,067

Deferred income tax liabilities Inventory	(4,841)	(5,029)
Other	(1,188)	(1,038)

Total deferred income tax liabilities	(6,029)	(6,067)

Net deferred income taxes	$-	$-

A reconciliation of income taxes computed at the statutory rate to the effective rate follows:

		December 31
	2003	2002	2001

Income taxes at the United States statutory rate	35.0%	35.0%	35.0%
Non-deductible items	1.6%	13.5%	(25.2)%
Effective tax rate differential of earnings outside of U.S	(11.3)%	16.0%	(1.5)%
Valuation allowance	(24.2)%	(64.5)%	(7.1)%

	1.1%	0.0%	1.2%

14. Geographic Information

The Company’s products are sold directly through a network of branches and independent distributors to the global quick print and small commercial printing customers primarily in the United States, Canada, the United Kingdom, other European countries, Latin America, and the Far East.

The Company’s principal operations are in the United States, but it also maintains operating subsidiaries in the

14. Geographic Information (continued)

United Kingdom and Canada. Net revenues are attributed to countries based on the location of the subsidiary where the sale occurs. Transfers between geographic areas are accounted for at market with appropriate adjustments made to inventory carrying values in consolidation. Identifiable assets represent long-lived assets that are used in the Company’s operations in each geographic area at year end.

The Company’s financial data by geographic area is as follows:

	Years ended December 31
	2003	2002	2001
Net revenues:
Domestic	$163,636	$174,324	$181,524
Foreign:
Canada	13,613	12,456	13,696
United Kingdom	22,972	21,539	17,037
Belgium	-	-	877
Netherlands	-	-	3,479
Elimination between geographic areas	(5,542)	(7,224)	(5,200)

Total net revenues	$194,679	$201,095	$211,413

Depreciation:
Domestic	$1,966	$2,485	$3,186
Foreign:
Canada	61	67	101
United Kingdom	107	129	154
Belgium	-	-	9
Netherlands	-	-	138

Total depreciation	$2,134	$2,681	$3,588

	Years ended December 31
	2003	2002	2001
Operating income (loss):
Domestic	$5,112	$(827)	$(47,771)
Foreign:
Canada	(225)	14	(978)
United Kingdom	501	637	(286)
Belgium	-	-	(207)
Netherlands	(102)	97	(2,837)
Elimination between geographic areas	72	156	410

Total operating income (loss)	$5,358	$77	$(51,669)

Tax expense (benefit):
Domestic	$-	$-	$-
Foreign:
Canada	(3)	-	(665)
United Kingdom	-	-	-
Belgium	-	-	-
Netherlands	44	-	-
Elimination between geographic areas	-	-	-

Total tax expense (benefit)	$41	$-	$(665)

In 2001, the Company completed a merger with Rhemai B.V. (Rhemai), a Netherlands company engaged in the manufacture and distribution of equipment and supplies to the graphic arts industry. Under the terms of the Merger Agreement, the Company exchanged all of the outstanding common stock of its wholly owned Netherlands and Belgian subsidiaries and a cash payment of $20 for a 55% interest in the share capital of Rhemai, whose name was subsequently changed to A.B. Dick AM. The Company did not exert majority control over the operations of this entity and, therefore, accounts for its 55% interest under the equity method of accounting.

On August 1, 2003, the Company sold its 55% interest in A.B. Dick AM for $200 plus an additional $75 which is contingent upon the attainment of certain operating earnings by the divested company over the next 5 years. The Company’s basis in A.B. Dick AM was $0, which resulted in a $200 gain recorded in other income (expense), net. The Company recorded equity losses of $0 in 2003, $463 in 2002, and $524 in 2001, which were recorded in other income (expense), net.

	December 31
	2003	2002
Long-lived assets:
Domestic	$3,619	$4,788
Foreign:
Canada	152	146
United Kingdom	237	168

Total long-lived assets	$4,008	$5,102

	Years ended December 31
	2003	2002	2001
Capital expenditures:
Domestic	$426	$469	$1,008
Foreign:
Canada	49	126	46
United Kingdom	161	105	63
Belgium	—	—	3
Netherlands	—	—	31

Total capital expenditures	$636	$700	$1,151

15. Employee Benefit Plans

The Company maintains a defined contribution plan that includes an employee 401(k)-contribution provision covering certain employees. The plan provides for employee contributions ranging from 1%-18% of employee’s compensation, subject to statutory limitation, as well as a matching Company contribution equal to 25% of the employee’s contribution but limited to 6% of compensation. The Company contributed $400 in each of the years 2003, 2002, and 2001 to the Plan.

The Company also provides post-retirement benefits in the form of limited life insurance and health care benefits to certain domestic retired employees of the former Multigraphics entity. The Company funds only the plan’s annual cash requirements.

The components of net periodic benefit costs were as follows:

	Post-Retirement Benefits
	2003	2002	2001
Components of net periodic benefit cost:
Service cost	$-	$-	$3
Interest cost	436	486	542

Net periodic benefit cost	$436	$486	$545

The following table sets forth the plans’ funded status and amounts recognized in the Company’s balance sheets as of December 31, 2003, 2002, and 2001.

	Post-Retirement Benefits
	2003	2002	2001
Change in benefit obligation:
Beginning balance	$7,135	$7,115	$7,815
Service cost	-	-	3
Interest cost	436	486	542
Actuarial loss	51	238	428
Plan amendments	(3,661)	-	(240)
Benefits paid	(1,148)	(704)	(1,433)

Ending balance	2,813	7,135	7,115

Accrued benefit liability	(2,813)	(7,135)	(7,115)
Unrecognized prior service cost	(200)	(220)	(240)
Recognized net actuarial (loss) gain	(642)	44	(191)

Amounts recognized in balance sheet	(3,655)	(7,311)	(7,546)

Current portion of benefit liability	(720)	(769)	(770)

Long term portion of benefit liability	$(2,935)	$(6,542)	$(6,776)

15. Employee Benefit Plans (continued)

Effective December 31, 2003, the Company terminated the life insurance benefit for all Multigraphics retirees, except those union retirees covered under a collective bargaining agreement. As a result, the Company was relieved of a $2,926 liability, which was recognized as income in 2003. At December 31, 2003, the Company maintains a $251 long term liability related to the union retirees life insurance plan.

Assumptions used in the accounting for the employee benefit plans are shown in the following table as weighted-averages:

	2003	2002	2001
Post-retirement benefits:
Discount rate	6.25%	6.50%	7.25%

For measurement purposes, a 9.0% annual rate of increase in the per capita cost of covered health care benefits was assumed for 2004. This rate was assumed to decrease gradually to 4.75% by 2009 and remain at that level thereafter.

The Company’s liability is limited to the magnitude of a reserve as agreed to by the Union and the Company. Changes to the expected payments as a result of changes to the medical trend rate will not have an impact on the post-retirement benefit obligation.

16. Commitments and Contingencies

The Company has been notified of various environmental matters in connection with certain current or former Company locations in Florida, Ohio, South Carolina, Indiana, California and Ontario, Canada. The Company believes the Florida, South Carolina, Indiana, California and Ontario, Canada sites are subject to an indemnification with A.B. Dick’s former owner, Marconi, Inc. (formerly GEC, Inc.).

The Company is also involved in various other administrative and legal proceedings incidental to its business, including product, automobile, and general liability lawsuits against which the Company is either fully or partially insured.

At the present time, it is management’s opinion, based on information available to the Company and management’s experience in such matters, that the resolution of these legal proceedings is not expected to have a material adverse effect on the Company’s financial condition, results of operations, or liquidity.